Exhibit 10.4

Deed of Guarantee and Indemnity

VAALCO Energy, Inc.

and

World Carrier Offshore Services Corp.

in respect of Operating Agreement

August 31, 2021

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THIS DEED OF GUARANTEE AND INDEMNITY is made as a deed on August 31, 2021

BETWEEN:

(1)      VAALCO ENERGY, INC., a company incorporated in Delaware and having its principal office at 9800 Richmond Avenue, Suite 700, Houston, TX 77042 (the "Guarantor"); and

(2)      WORLD CARRIER OFFSHORE SERVICES CORP., a company  incorporated  in  the Marshall Islands and having its principal office at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, MH96960, Marshall Islands (the "Beneficiary"),

each a "Party" and together the "Parties". RECITALS

(A)      The Beneficiary has, on the  same  date as this Deed  of Guarantee  and Indemnity, entered into an Operating Agreement with VAALCO Gabon SA  (Charterer)  in  respect  of  the operation and maintenance of an FSO on the Field (Operating Agreement).

(A)      VAALCO Gabon SA is the  operator  of the  Field on behalf  of the Co-venturers, pursuant to the Etame Marin JOA.

(B)      The Beneficiary has agreed to enter into the Operating Agreement subject to (i) the Guarantor agreeing to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations as set out in clause 2 and (ii) the other Co-venturers holding a paying interest in the Field agreeing to  enter into, or procuring  the  entry  into by an Affiliate of such Co-venturer on its behalf (in each case by an entity with a credit standing reasonably acceptable to the Beneficiary), a deed of guarantee and indemnity (on terms identical to this Deed of Guarantee and Indemnity) in respect of their respective paying interest in the Field  (together, the Other  Deeds  of  Guarantee  and  Indemnity).   This Deed of Guarantee and Indemnity, together with the Other Deeds of Guarantee and Indemnity, relate to the entirety of the Charterer's obligations pursuant to the Operating Agreement.

(C)      The Guarantor  is the  ultimate  parent company  of a  Co-venturer  holding  a  paying  interest in the Field and has agreed (it  being  in  its  best  commercial  interests  to  do so)  to  enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations.

THE PARTIES AGREE AS FOLLOWS:

1.      INTERPRETATION

1.1      In this Deed of Guarantee and Indemnity,  unless otherwise defined or provided for  in this Deed of Guarantee and Indemnity, words and expressions shall  have  the  following meanings:

"Affiliate" means, in relation to a person, a company, partnership or other legal entity which controls, is controlled by, or which is under common control with, that person, and "control" means the ownership,  directly  or  indirectly,  of fifty per cent (50%)  or more of the voting rights in a company, partnership or other legal entity;

"Business Day" means a day throughout which banks are open for business in New York, London and the Gabonese Republic;

"Charter" has the meaning given to it in the Operating Agreement;

"Charterer" has the meaning given to it in Recital (A);

"Co-venturer" has the meaning given to it in the Operating Agreement;

"Default Rate" means US Dollar LIBOR plus seven per cent (7%);

"Etame Marin JOA" has the meaning given to it in the Operating Agreement;

"Field" has the meaning given to it in the Operating Agreement; "FSO" has the meaning given to it in the Operating Agreement; "Guaranteed Obligations" has the meaning given in clause 2; "Operating Agreement" has the meaning given to it in Recital (A);

"Other Deeds of Guarantee and Indemnity" has the meaning given in Recital (C); and

"US Dollar LIBOR" has the meaning given to it in the Operating Agreement.

1.2      In this Deed of Guarantee and Indemnity, unless otherwise specified:

(a)      clause headings shall not affect the interpretation of this Deed of Guarantee and Indemnity;

(b)      a reference to a "company" shall include any company, corporation or other body corporate,  wherever and however incorporated  or established,  a partnership, a joint venture and unincorporated association;

(c)      the words "include", "includes", "including" "inclusive of" shall  mean "including but not limited to";

(d)      a "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(e)      reference to "clauses" are to clauses of this Deed of Guarantee and Indemnity;

(f)      "writing" means typed text or legible manuscript text (including by e-mail);

(g)      words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(h)      reference to a legal or regulatory provision or standard is to  be construed  as a reference to  that legal or  regulatory  provision or standard  as the  same may have been amended or re-enacted before the date of this Deed  of  Guarantee  and Indemnity;

(i)      reference to any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure,  court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

(j)      a reference to a statute or statutory provision shall include  all  subordinate legislation made as at the date of this Deed of Guarantee and Indemnity under that statute or statutory provision;

(k)      reference to the time of day is reference to time in London, England;

(I)      unless the context otherwise requires, references to documents and agreements shall be construed as references to those documents or agreements as may have been or are amended, supplemented, novated or  superseded  from time to time; and

(m)      a reference to a Party shall include that Party's successors and permitted assigns.

2.      GUARANTEE

2.1      The Guarantor (as a primary obligor and not merely as a surety) at the request of the Beneficiary hereby irrevocably and unconditionally guarantees to the Beneficiary the due and punctual payment to the Beneficiary by the Charterer of all amounts which the Charterer is or shall become obliged to pay to the Beneficiary under the Operating Agreement (the Guaranteed Obligations).

2.2      If the Charterer fails to pay in full and on time any of the Guaranteed Obligations, the Guarantor irrevocably and unconditionally undertakes that it shall immediately on demand pay the Guaranteed Obligations as if it were the principal obligor.

2.3      The Guarantor irrevocably and unconditionally agrees with the Beneficiary that, if for any reason, any amount claimed under this Deed of Guarantee and Indemnity is not recoverable on the  basis of a guarantee, the Guarantor  will be liable as a primary obligor to indemnify the Beneficiary  against any cost, loss, or liability incurred by the Beneficiary as a result of the Charterer failing to pay any of the Guaranteed Obligations, provided the amount payable by the Guarantor under this Deed of Guarantee and Indemnity will not exceed the amount it would have had to pay if the amount claimed had been recoverable on the basis of a guarantee.

2.4      Without prejudice to clause 3.1 and notwithstanding any other provision of this Deed of Guarantee and Indemnity, the total liability of the Guarantor  under  this  Deed  of Guarantee and Indemnity  shall not  exceed sixty three decimal point five seven five per cent (63.575%) of the Guaranteed Obligations. The liability of the Charterer under the Operating Agreement shall be automatically reduced by the aggregate of (i) any amount paid by the Guarantor to the Beneficiary pursuant to this Deed of  Guarantee  and Indemnity and (ii) (pro rata to any reduction under the Other Deeds of Guarantee and Indemnity) the amounts paid to the Beneficiary pursuant to the Other Deeds of Guarantee and Indemnity.

2.5      In no event shall the Guarantor be required to pay any sums pursuant to any of the Other Deeds of Guarantee and Indemnity, including as a result of a failure by the guarantor thereunder to pay.

3.      MATTERS NOT TO REDUCE THE GUARANTOR'S LIABILITY

3.1      If any purported obligation or liability of the Charterer under the Operating Agreement which, if valid, would have been the subject of this Deed of  Guarantee and Indemnity  is not or ceases to be valid or enforceable on any ground whatsoever (whether or not known to the Beneficiary or the Charterer) (including any defect in or want of powers of the Charterer or irregular exercise thereof or lack of authority by any person apparently authorised to act on behalf of the  Charterer  or any  legal or  other limitation  (whether under the Limitation Act 1980 or otherwise), disability, incapacity or any change in the constitution of or any amalgamation, reconstruction or liquidation of the Charterer), the Guarantor shall nevertheless  be liable in respect of that purported obligation  or liability as if the same were fully valid and enforceable and as if the Guarantor were the principal debtor in respect thereof. The Guarantor  hereby  agrees to  indemnify, defend and hold the Beneficiary harmless in accordance with the terms of this Deed of Guarantee and

Indemnity against sixty three decimal point five seven five per cent (63.575%) of all damages, losses, costs and expenses arising from any failure of the Charterer to carry out any such purported obligation or liability by reason of it not being or ceasing to be valid or enforceable.

3.2      The obligations and liabilities of the Guarantor in respect of the Guaranteed Obligations shall not in any way be affected nor shall this Deed of Guarantee and Indemnity be discharged or diminished by reason of any of the following (whether or not known to the Guarantor or the Beneficiary):

(a)      any time, consent, waiver or release being given by the Beneficiary  to  the Charterer or to  any surety, or by any other indulgence  or concession  granted by the Beneficiary to the Charterer or to any surety in respect of (or any variation or waiver of) any of the Guaranteed Obligations or any obligations of any surety (whether the same be made with the Guarantor's consent or not);

(b)      any termination,  amendment,  variation, replacement, restatement  or supplement of or to the Operating Agreement or any of the Guaranteed Obligations;

(c)      the taking, holding, variation, compromise, renewal, non-enforcement, release or refusal or neglect to perfect or enforce any right, remedies or securities against the Charterer or any other person;

(d)      any present or future guarantee, indemnity or security being or becoming wholly or partially void, voidable or unenforceable on any ground whatsoever;

(e)      the insolvency, bankruptcy, liquidation, administration, winding-up, dissolution, receivership, incapacity, amalgamation, reconstruction, re-organisation or any analogous proceedings relating to the Charterer or the Guarantor;

(f)      any claim or enforcement of payment from the Charterer or any other person;

(g)      any change in the status, function, constitution or ownership of the Charterer, the Guarantor or the Beneficiary;

(h)      any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Charterer or any other person in connection with the Guaranteed Obligations; or

(i)      any other act, omission, event, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from any of its obligations under this Deed of Guarantee and Indemnity or affect or prejudice any of the rights, powers or remedies conferred upon the Beneficiary under this Deed of Guarantee and Indemnity or by law.

4.      NO COMPETITION

4.1      Until all the Guaranteed Obligations have been irrevocably paid, discharged or satisfied in full, the Guarantor will not exercise any rights which it may have:

(a)      to be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by the Beneficiary or to claim any right of contribution in relation to any payment made by the Guarantor under this Deed of Guarantee and Indemnity;

(b)      to exercise or enforce any of its rights of subrogation and indemnity against the Charterer;

(c)      following a claim being made on the Guarantor, to claim any set-off or counterclaim against the Charterer; or

(d)      to claim or prove in a liquidation or other insolvency proceeding of the Charterer in competition with the Beneficiary.

4.2      If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Beneficiary and  shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct.

S.      DISCHARGE TO BE CONDITIONAL

Any release, discharge or settlement between the Guarantor and the Beneficiary shall be conditional upon no security, disposition or payment to the Beneficiary by the Charterer or any other person in respect of the Guaranteed Obligations being void, set aside or ordered to be refunded pursuant to any enactment or law in relation to bankruptcy, liquidation or insolvency (or  its  equivalent in any relevant jurisdiction)  or for any reason whatever,  and if such condition shall not be fulfilled the Beneficiary  shall be entitled to enforce this Deed of Guarantee and Indemnity as if such release, discharge or settlement had not occurred and any such payment had not been made.

6.      ENFORCEMENT

The Beneficiary shall not be obliged before  exerc1s1ng  or  enforcing  any  of  its  rights, powers or remedies conferred upon it by this Deed of Guarantee and Indemnity or by law:

6.1      to take any  action or obtain any judgement  in any court or tribunal against the  Charterer or any other person;

6.2      to make or file any claim or proof in connection with the bankruptcy, liquidation, administration or insolvency (or its equivalent in  any  relevant  jurisdiction)  of  the Charterer or any other person;

6.3      to make, enforce or seek to  enforce any claim, right or remedy against the Charterer or any other person under any security or other document, agreement or arrangement; or

6.4      to enforce against and/or realise (or  seek so to  do) any security that it may have in respect of all or any part of the Guaranteed Obligations.

7.      REPRESENTATIONS AND  WARRANTIES

The Guarantor hereby  represents  and warrants to the  Beneficiary  as at  the  date of this Deed of Guarantee and Indemnity:

(a)      the execution, delivery and performance of this Deed of Guarantee and Indemnity, have been duly and validly authorised by the Guarantor;

(b)      the signing of this Deed of Guarantee and Indemnity by the Guarantor and the performance of its obligations under this Deed of Guarantee  and Indemnity  shall not contravene or constitute a breach of or default under any provision contained in any agreement or instrument  to  which it  is a party or by which it  is bound nor will it result in a breach of any provision of its memorandum or articles  of association or equivalent constitutional documents nor will it  result in a breach of any order, judgment or decree of any court  or  governmental,  administrative, judicial or regulatory body, authority  or organisation  or any law to  which it  is a party or by which it is bound;

(c)      the Guarantor  is duly organised, validly existing and in good standing under the laws of Delaware. The Guarantor has all requisite power and authority to execute and deliver this Deed of Guarantee and Indemnity and to perform its obligations hereunder;

(d)      the Guarantor is not for statutory  purposes deemed to  be unable to pay its  debts nor is it unable to pay its debt as they become due;

(e)      no order has been served on the Guarantor and no resolution has been passed for the winding-up or dissolution of the Guarantor; the  Guarantor  is  not  in administration and no steps have been taken to place the Guarantor into administration (including the filing of any notice of intention to appoint  an administrator over the Guarantor); the Guarantor is not subject to a company voluntary arrangement and no such arrangement has been proposed nor is the Guarantor subject to a scheme of arrangement and no such scheme has been proposed; no receiver (whether statutory or contractual) has been appointed to the Guarantor or any of its assets;  the  Guarantor is not in administrative receivership and has not suspended payments on any of its debts, nor entered into any compromises with any or all of its creditors;

(f)      all consents, permissions, approvals and agreements of its shareholders, lenders or any third parties which are necessary  or desirable for it  to obtain in order to enter into and perform this Deed of  Guarantee  and Indemnity  in accordance  with its terms have been unconditionally obtained in writing and have been disclosed in writing to the Beneficiary; and

(g)      the Guarantor, its Affiliates, its personnel and its subcontractors have not made, offered, authorized, requested, received, or accepted and will not make, offer, or authorize, request, receive or accept with respect to the matters which  are  the subject of this Guarantee and Indemnity or the Operating Agreement, any payment, gift, promise or other advantage,  whether  directly  or indirectly  through  any person or entity, to or for the use or benefit of  any public  official  or  any political  party  or any political party official or candidate for office, or any other person where such payment, gift, promise or advantage would violate: (a)  any  Applicable  Laws, including the Foreign Corrupt Practices Act 1977 (US) or the  Bribery Act 2010 (UK); or (b) the laws of the country of incorporation of such entity or such  entity's ultimate parent company or of the principal place of  business  of  such  ultimate parent company. The Guarantor has instituted, maintained  and monitored policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-bribery and corruption laws.

8.      CONTINUING  AND ADDITIONAL SECURITY

8.1      This Deed of Guarantee and Indemnity is a continuing security and shall remain in full force and effect until all the Guaranteed Obligations and the indemnity obligations have been discharged or satisfied in full notwithstanding .  any intermediate  payment  or discharge by the Guarantor of the Guaranteed Obligations or the liquidation or other incapacity or any change in the constitution or name of the Charterer or of the Guarantor or any settlement of account or other matter or thing whatsoever.

8.2      This Deed of Guarantee and Indemnity is in addition to and shall not merge  with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity  or security  and may be enforced without first having recourse to  the  same or any other bill, note, mortgage, charge, pledge or lien now  or  hereafter held by or available to the Beneficiary.

9.      PAYMENTS AND WITHHOLDINGS

9.1      Subject to clauses  2.4  and  2. 5, all  payments to be made by the  Guarantor  under the Deed of Guarantee and Indemnity shall be made in immediately available cleared funds, without any deduction or set-off or counterclaim and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law or regulation which is binding on the Guarantor. If the  Guarantor is required by law or regulation to make any such deduction, it  will pay to the Beneficiary such additional amounts as are necessary to ensure receipt by the Beneficiary of the full amount which that party would have received but for the deduction. The Guarantor shall promptly deliver or procure delivery to the Beneficiary of all receipts  issued  to  it evidencing each deduction or withholding which it has made.

9.      2   If  the   Guarantor  fails  to  pay  any  sum  payable  under  this  Deed  of  Guarantee  and Indemnity within fifteen (15) Business Days of receipt of a demand  for  payment,  the Guarantor shall pay an amount equivalent to interest on such sum for the period from and including the date the demand for such amount was received  up to  the  date of  actual payment (both before and  after  judgment)  at  the  Default  Rate  which  shall  accrue  from day to day and be compounded monthly and shall be paid by the Guarantor on demand.

10.      WAIVER

10.1      No failure or delay by the Beneficiary in exercising any right, power or privilege under this Deed of Guarantee and Indemnity  or by law shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of any right,  power  or  privilege preclude any other further exercise thereof or the exercise of any other right, power or privilege.

10.2      A waiver given or consent granted by the Beneficiary under this Deed of Guarantee and Indemnity will be effective  only  if  given  in  writing  and then  only  in  the  instance  and  for the purpose for which it is given.

10.3      The Beneficiary may release or compromise the liability of, or grant time or any other indulgence without compromising or affecting the liability of the Guarantor.

10.4      The powers which this Deed of Guarantee and Indemnity confers on the Beneficiary are cumulative, without prejudice to any rights or remedies provided by  law  and  may  be exercised as often as the Beneficiary thinks appropriate.

11.      SEVERANCE

Each provision of this Deed of Guarantee and Indemnity is severable and distinct from the others and, if any such provision shall in whole or in part be held to  any extent to be invalid, illegal or unenforceable in any respect under any enactment or rule of law, that provision or part shall to that extent be deemed not to form part of  this  Deed  of Guarantee and Indemnity and the validity, legality and enforceability of the remainder of this Deed of Guarantee and Indemnity shall not be affected or impaired in any way.

12.      CONTINUATION OF DEED OF GUARANTEE AND INDEMNITY

This Deed of Guarantee and Indemnity shall remain in full force and effect notwithstanding any amendments, variations, replacements or supplements from time to time to the Operating Agreement.

13.      ASSIGNMENT

13.1      No Party shall be entitled to assign, transfer, encumber, sub-contract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Deed of Guarantee and Indemnity without the prior written consent of the other Party.

13.2      This Deed of Guarantee and Indemnity shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

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14.      ENFORCEMENT COSTS

The Guarantor hereby agrees to indemnify, defend and hold harmless (save insofar as otherwise indemnified under this Deed of Guarantee and Indemnity) the Beneficiary on demand against all losses, actions, claims, costs, charges, expenses and  liabilities incurred or sustained by the Beneficiary in any enforcement or attempted enforcement of this Deed of Guarantee and Indemnity or occasioned by any breach by the Guarantor of any of the covenants or obligations to the Beneficiary under this Deed of Guarantee and Indemnity.

15.      NOTICES

15.1      Except as otherwise provided _in this Deed of Guarantee and Indemnity, any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed of Guarantee and Indemnity shall be in writing, in the English language and must be:

(a)      delivered by hand;

(b)      delivered by internationally recognised courier with tracked delivery;

(c)      sent by email, with the notice attached in PDF format, to:

Carrier Offshore Services Corp. 34 Vrilissia 15235 Greece Zarakovitis copy to: Legal Counsel legal@worldcarrier.gr Operations Manager operations@worldcarrier.gr in the case of the Beneficiary: Address Email Address Attention

World Carrier Offshore Services Corp.

Agiassou 34 Vrilissia

Athens, 15235 Greece

commercial@worldcarrier.gr

Nikos Zarakovitis

With copy to:

Attention: Legal Counsel

Email: legal@worldcarrier.gr

Attention: Operations Manager

Email: operations@worldcarrier.gr

in the case of the Guarantor: Address	VAALCO Energy, Inc. 9800 Richmond Avenue - Suite 700 Houston, Texas 77042 USA gmaxwell@vaalco.com Chief Executive Officer
Email Address Attention	With copy to: Attention: General Counsel Email: msilver@vaalco.com Attention: Gabon Operations Email: operationsmanager@vaalco.com and shall be deemed to have been duly given or made as follows:

(a)      if delivered by hand or by courier, upon delivery at the address of the relevant Party; and

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(b)      if sent by email, on the date sent if such date is a Business Day (in the country to which the notice is sent). If the date sent is not a Business Day, notice shall be deemed effectively given on the first Business Day after the notice is sent. Notice will not be deemed given by email where the sender receives an automated server response that the intended recipient has not received the email, provided that if, in accordance  with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

15.2      In proving the giving of a notice it shall be sufficient to prove that delivery in person was made or that the envelope containing the notice was properly addressed  and posted or that the email was properly addressed and transmitted and no notice of failure of delivery was received by the sender, as the case may be.

15.3      A Party may notify the other Parties to this Deed of Guarantee and Indemnity of a change to its name, relevant addressee or address for the purposes of clause 15 provided that such notification shall only be effective on:

(a)      the date specified in the notification as the date on which the change is to take place; or

(b)      if no date is specified  or the date specified  is less than five (5)  Business  Days after the date on which notice is given,  the  date  falling  five  (5)  Business  Days  after notice of any such change has been given.

16.      CURRENCY

All payments to  be  made  under  this Deed  of Guarantee  and Indemnity  shall  be made in the currency in which the Guaranteed Obligations were expressed to be payable.

17.      AMENDMENT

A variation of this Deed of Guarantee and Indemnity shall be in  writing and executed  as a deed by or on behalf of each Party.

18.      THIRD PARTY RIGHTS

18.1      Save for the rights of each party to  the  Other  Deeds  of  Guarantee  and  Indemnity  to enforce the  relevant  terms  of this Deed of Guarantee  and Indemnity,  the Parties  confirm that no term of this Deed of Guarantee and Indemnity is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who  is  not  a  Party  to  this  Deed  of Guarantee and Indemnity.

18.2      The Parties may  amend,  vary  or  terminate  this Deed  of Guarantee  and Indemnity  in such a way as may affect any  rights  or  benefits  of  any  third  party which  are  directly enforceable against the Parties under the Contracts (Rights  of Third  Parties)  Act  1999 without the consent of such third party.

18.3      Any third party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it  by this Deed of Guarantee and Indemnity may not veto any amendment, variation or termination of this Deed of Guarantee and Indemnity which is proposed by the Parties and which may affect the rights or benefits of the third party.

19.      CERTIFICATES CONCLUSIVE

A certificate, determination, notification or opinion of the Beneficiary as to any amount payable under this Deed of Guarantee and Indemnity will be conclusive and binding on the Guarantor except in the case of fraud or manifest error.

20.      COUNTERPARTS

This Deed of Guarantee and Indemnity may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document, provided, however, that none of the counterparts will be effective until both parties have executed a counterpart thereof. Each counterpart shall constitute an original of this Deed of Guarantee and Indemnity but all the counterparts together shall constitute one and the same agreement.

21.      GOVERNING LAW AND ARBITRATION

21.1      This Deed of Guarantee and Indemnity shall be governed by and construed in accordance with English law.

21.2      Any dispute arising out of or in connection with this Deed of Guarantee and Indemnity, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association for the time being in force, which rules are deemed to be incorporated by reference in this clause 21.2. The arbitrators shall be entitled to give interlocutory orders and/or  give rulings on an agreed set  of facts and/or  a preliminary point of law at the request of either Party if they think fit to do so.

The reference shall be to three arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its  arbitrator and send notice of such appointment  in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it  will appoint  its  arbitrator  as sole arbitrator  unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If  the  other Party does not  appoint its own arbitrator and give notice that it has done so within the fourteen  (14) days specified, the  Party  referring a dispute to arbitration  may, without the requirement  of any further prior notice to  the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly.  The award of a sole arbitrator shall be binding on both Parties as if he or she had been appointed by agreement.

The Parties agree, and shall procure that each of its Affiliates agrees, that any Affiliate of either may be joined to any proceedings under this Deed of Guarantee and Indemnity and/or proceedings consolidated, in each case in respect of any claim pursuant to the Charter or the Operating Agreement.

The arbitrators' award shall be final and binding upon both Parties and may be enforced in any court having jurisdiction in respect thereof.

The arbitration shall be conducted in the English language.

21.3      The arbitrators shall determine which  Party shall bear the  expenses  of the proceedings,  or the proportion of such expenses which each Party shall bear.

IN WITNESS  whereof the  Guarantor  and the Beneficiary have executed and delivered this Deed of Guarantee and Indemnity as a deed the day and year first above written.

Executed as a deed by

Exhibit 10.4

VAALCO ENERGY, INC. acting by:	Digitally signed by George Maxwell Date: 2021.08.31 13:22:58 -05'00'

Authorised Signatory

Michael Silver	Digitally signed by Michael Silver Date: 2021.08.31 13:39:19 -05'00'

Authorised Signatory

Executed as a deed for and on behalf of)

WORLDCARRIEROFFSHORESERVICES CORP.

acting by:

Director

Director

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